As filed with the Securities and Exchange Commission on September 27, 2002

Registration No. 333-32766

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

___________

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0245076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Epimmune Inc.
5820 Nancy Ridge Drive
San Diego, CA 92121
(858) 860-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________

Dr. Emile Loria
President and Chief Executive Officer
EPIMMUNE INC.
5820 Nancy Ridge Drive
San Diego, CA 92121
(858) 860-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________

Copies to:

L. Kay Chandler, Esq.
COOLEY GODWARD LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121
(858) 550-6000

SIGNATURES

Epimmune Inc. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-3 on March 17, 2000 (Reg. No. 333-32766) (the “Registration Statement”), which originally registered 1,200,000 shares of Common Stock, par value $0.01 per share of the Registrant for resale by the selling stockholders named therein. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister such number of shares originally registered by the Registration Statement as remain unsold as of the termination of the offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Diego, State of California, on the 27th day of September, 2002.

EPIMMUNE INC.

By:	/s/ Emile Loria, M.D.
Emile Loria, M.D. President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Emile Loria and Robert J. De Vaere, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Emile Loria, M.D. Emile Loria, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 27, 2002

/s/ Robert J. De Vaere Robert J. De Vaere	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2002

/s/ Howard E. Greene, Jr. Howard E. Greene, Jr.	Chairman of the Board of Directors	September 27, 2002

/s/ William T. Comer, Ph.D. William T. Comer, Ph.D.	Director	September 27, 2002

/s/ Michael G. Grey Michael G. Grey	Director	September 27, 2002

Georges Hibon	Director

John P. McKearn, Ph.D.	Director

/s/ Michael J. Ross, Ph.D. Michael J. Ross, Ph.D.	Director	September 27, 2002